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                                  EXHIBIT 23.2

                                   CONSENT OF

                        HEIN + ASSOCIATES LLP RELATING TO

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                               RETAINER AGREEMENT



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                                   CONSENT OF
                              INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2000, relating to the consolidated financial statements of Beta Oil & Gas, Inc., included in the Annual Report on Form 10-K for the period from inception (June 6, 1997) to December 31, 1997 and for the years ended December 31, 1998 and 1999.

/s/  Hein + Associates LLP
--------------------------------
HEIN + ASSOCIATES LLP

Orange, California
Date:  September 1, 2000